UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 20, 2009 (May 18, 2009)
Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane
Scottsdale, AZ 85254

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

Background

As previously disclosed in EGPI Firecreek, Inc.’s (“EGPI” or the “Company”) filings with the U.S. Securities and Exchange Commission, as amended, on June 29, 2004 the Company and Firecreek Petroleum, Inc. (“FPI”), a privately held Delaware Corporation, entered into a definitive Agreement for the Exchange of Common Stock (the “Merger Exchange Agreement”), pursuant to which the Company acquired one hundred percent (100%) of the common stock and preferred stock, assets and liabilities of FPI, including its wholly-owned subsidiary, Firecreek Petroleum Romania Srl, a Romanian limited liability company for 20 million shares of common stock, 2,566,831 shares of preferred A stock, and 9,500,000 shares of preferred B stock. The effective date of the Merger Exchange Agreement (the "Effective Date”) was July 1, 2004.

Sale/Assignment of 100% Stock of FPI Subsidiary

On May 18, 2009, the Company (the “Company” or “Assignor”) and Firecreek Global, Inc., (“Assignee” or “FGI”) entered into a Stock Acquisition Agreement (the “Agreement”) effective the 18th day of May, 2009 (the “Effective Date”), relating to the Assignees acquisition of all of the issued and outstanding shares of the capital stock (the “Stock”) of Firecreek Petroleum, Inc., a Delaware corporation (the “Corporation” or “FPI”). Moreover, included and inherent in the Assignment was all of the Company’s debt held in the FPI subsidiary. In addition, the Company, and Assignee executed a right of first refusal agreement attached as Exhibit to the Agreement, granting to the Company the right of first refusal, for a period of two (2) years after Closing, to participate in certain overseas projects in which Assignee may have or obtain rights related to Assignors’ previous activities in certain areas of the world.

A copy of the Stock Acquisition Agreement, Form of Stock Assignment, First Right of Refusal, and Closing Notification Letter, Resignation Letter, are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5, respectively.

Item 2.01Completion of Acquisition or Disposition of Assets

As described in Item 1.01 of this Form 8-K, on May 18, 2009, the Company entered into a Stock Acquisition Agreement whereby it assigned all of the issued and outstanding shares of the capital stock of Firecreek Petroleum, Inc., a Delaware corporation, as described in the Agreements.

Item 8.01 Other Events

Commensurate with the Agreement for the Assignment of FPI to FGI, all of the officers and directors of Firecreek Petroleum, Inc., resigned as directors of, and from all offices held with, said FPI corporation, as of the effective date thereof (see Resignation Letter filed on Exhibit 10.5 herewith).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not Applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.

Exhibit Number	Description

10.1	Stock Acquisition Agreement
10.2	Form of Stock Assignment
10.3	First Right of Refusal
10.4	Closing Notification Letter
10.5	Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 20, 2009

EGPI Firecreek, Inc.

/s/ Dennis Alexander
Dennis Alexander,
Chief Executive Officer